EXHIBIT 10.9
Execution Version
AMENDMENT NO. 1
to
SECURITIES PURCHASE AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”) is made as of this 7th day of December, 2007, by and among (i) Boston Scientific Corporation, a Delaware corporation (“BSC”) and (ii) Reva Medical, Inc., a California corporation (the “Company”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Purchase Agreement referred to below.
     WHEREAS, BSC and the Company entered into that certain Securities Purchase Agreement dated October 13, 2004 (the “Purchase Agreement”);
     WHEREAS, Section 10.10 of the Purchase Agreement provides that the Purchase Agreement may be amended only in an instrument in writing, duly authorized by the Board of Directors of the Company, and signed by BSC and the Company;
     WHEREAS, this Amendment has been authorized by the Board of Directors of the Company in accordance with Section 10.10 of the Purchase Agreement; and
     WHEREAS, BSC and the Company desire to modify certain provisions of the Purchase Agreement to facilitate an equity financing currently contemplated by the Company;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Amendment of Section 7. Section 7 of the Purchase Agreement is hereby amended to include each of the following new definitions:
               “Clinical Milestone” shall be deemed to have been satisfied as of the date occurring ninety (90) days following the delivery by the Company to Buyer of (i) all material information (including, but not limited to, all case report forms and all data concerning imaging, death, MI, ST and TLR) available to the Company relating to the one year follow-up of at least 200 implanted resorbable drug coated stents of the Company from a human clinical trial conducted in accordance with applicable laws and regulations (the “Implanted Stents”), (ii) all material information (including, but not limited to, core lab acute gain, late loss, and binary angiographic restenosis) relating to the 8-9 month angiographic follow-up of at least 100 of such Implanted Stents, and (iii) all material information relating to the 8-9 month IVUS of at least 40 of such Implanted Stents.
               “Effectiveness Time” shall be the moment in time immediately following the later of (a) the effectiveness, upon its terms, of Amendment No. 1 to the Merger Agreement in the form substantially as set forth on Exhibit A attached hereto and (b) the initial closing of a Qualified Equity Financing, provided, that such closing results in the Company actually receiving aggregate net cash proceeds (not subject to any contingencies) equal to no less than $10,000,000.

               “IVUS” shall mean intravascular ultrasound.
               “MI” shall mean acute myocardial infarction.
               “Qualified Equity Financing” shall mean the sale for cash of a new series of Company Preferred Stock on or after December 3, 2007 to a syndicate of investors led by a non-affiliated third party in a transaction which may include one or more closings pursuant to which the Company shall actually receive aggregate net proceeds (not subject to any contingencies) equal to no less than $25,000,000; provided, however, that the initial closing (or first closing) of a Qualified Equity Financing shall be deemed to have occurred at such time as the Company shall have received in an initial closing (whether or not any subsequent closings actually take place) not less than $10,000,000 pursuant to the terms and conditions set forth above.
               “Qualified IPO Financing” shall mean any initial public offering of Securities by the Company under a registration statement filed with the Securities and Exchange Commission covering the sale of such Securities, pursuant to which the Company shall actually receive aggregate net cash proceeds (not subject to any contingencies) equal to no less than $50,000,000.
               “Restoration Date” shall be September 30, 2008, unless the Company has received aggregate net cash proceeds (not subject to any contingencies) equal to no less than $25,000,000 in a Qualified Equity Financing prior to such date, in which event the Restoration Date shall be the third anniversary of the Effectiveness Time.
               “ST” shall mean stent thrombosis.
               “Suspension Period” shall mean the period beginning at the Effectiveness Time and ending on the earlier of the (x) Restoration Date, or (y) Termination Date.
               “Termination Date” shall be the date of the closing of any Qualified IPO Financing, provided, that such Qualified IPO financing closes on or before the Restoration Date.
               “TLR” shall mean target lesion revascularization.
     2. Amendment of Section 6.1. Effective as of the Effectiveness Time, Section 6.1 of the Purchase Agreement is hereby amended by deleting in their entirety each of subsections (a), (c), (e) and (x) and by replacing such subsections with the new subsections (a), (c), (e) and (x) below:
     ”(a) Charter Documents. Except in connection with a Qualified IPO Financing, cause or permit any amendments to its Restated Articles or bylaws to the extent it could reasonably be expected that such amendment would prevent the consummation of the Merger; provided, however, that, for purposes of this paragraph (a), any amendments made to the Company’s Restated Articles or bylaws in connection with a Qualified Equity Financing shall not be deemed amendments that would reasonably be expected to prevent the consummation of the Merger solely due to the closing of such Qualified Equity Financing resulting in the commencement of the Suspension Period;”

     ”(c) [Intentionally Omitted]”
     ”(e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities or other instruments (including notes or other evidences of Indebtedness) convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible instruments or securities, other than Securities which would, in the event of a Merger, convert into Merger Consideration pursuant to Section 2.1 hereof; provided, that the holders of any such Securities, whether issued in any Qualified Equity Financing or otherwise issued at any time during the Suspension Period, shall have executed and delivered an Instrument of Accession to the Stockholder Option Agreement with respect to any and all of such Securities.”
     ”(x) Other Activities. Except for a Qualified IPO Financing, knowingly engage in any other activity which could reasonably be expected to materially impair the ability of Buyer, the Merger Sub or the Company to consummate the Merger; provided, however, that, for purposes of this paragraph (x), the closing of a Qualified Equity Financing shall not be deemed an activity which could reasonably be expected to materially impair the ability of Buyer, the Merger Sub or the Company to consummate the Merger solely due to such closing resulting in the commencement of the Suspension Period.”
     3. Amendment of Section 6.1. Section 6.1 of the Purchase Agreement is hereby amended to include the following subsections (z) and (aa) as follows:
     ”(z) Use of Proceeds from a Qualified Equity Financing. The Company shall commit and use no less than $25,000,000 of the proceeds of any Qualified Equity Financing to develop, conduct pre-clinical and clinical testing of and gain global regulatory approvals for a bioresorbable stent for use in the coronary arteries.”
     ”(aa) Effect of Suspension Period. Notwithstanding anything to the contrary elsewhere in this Agreement or in the Related Agreements, at all times during the Suspension Period, (i) the Company shall not be bound by any of the restrictions or obligations contained in Sections 6.2, 6.3, 6.4, 6.6, 6.8, 6.10 (but solely to the extent that Section 6.10 would otherwise prohibit disclosures required by the Securities Act of 1933, as amended, to be included in a registration statement filed under such act in connection with such Qualified IPO Financing), and subsections (b), (c), (d), (f) through (w) and (y) of this Section 6.1, and any action on the part of the Company in contravention of such provisions during the Suspension Period shall not be deemed a breach of the terms of this Agreement, and (ii) Buyer’s rights under Section 1.2 shall be suspended, and Buyer shall not be permitted to exercise its rights under such section during such period.”
     4. Amendment of Section 6.7. Effective as of the Effectiveness Time, Section 6.7 of the Purchase Agreement is hereby amended to include subsection (c) as follows:
     ”(c) Notwithstanding anything to the contrary elsewhere in the Agreement, in the event that, during the Option Period, the Buyer has not delivered a Merger Election

Notice to the Company on or before the later of the achievement by the Company of the Clinical Milestone or the third anniversary of the Effectiveness Time, the obligations of the Company under this Section 6.7 shall thereupon terminate.”
     5. Amendment of Section 6. Section 6 of the Purchase Agreement is hereby amended to include Section 6.16 as follows:
     “6.16 Ownership Percentage. The Company hereby covenants and agrees that, in the event that all of the shares of the Series G Preferred Stock are converted into shares of Company Common Stock pursuant to Section 3(a)(ii)(B) of the Company’s Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of California on December 6, 2007 (the “Restated Charter”), appropriate provision shall be made by the Company such that the sum of all shares of Company Common Stock resulting from the conversion of the Series G Preferred Stock (assuming for purposes hereof the issuance in full of the Note Shares (as defined in the Restated Charter) and the conversion in full into Company Common Stock of the Note Shares) shall continue to represent at least 12.5% of the Company Common Stock then outstanding (assuming as outstanding for purposes of such calculation (A) all Company Common Stock issuable upon conversion of outstanding Company Preferred Stock and (B) the number of shares of Company Common Stock deemed issued pursuant to Sections 3(c)(i)(E)(1) and 3(c)(i)(E)(2) of the Restated Charter, as adjusted to reflect any change, termination or expiration of the type described in Section 3(c)(i)(E)(3) or Section 3(c)(i)(E)(4)) of the Restated Charter) at all times until immediately prior to the earlier to occur of (X) a Liquidation Event (as defined in the Restated Charter) or (Y) a Qualified Public Offering (as defined in the Restated Charter), which provisions may include a covenant to issue additional shares of Company Common Stock to the current or former holder(s) of Series G Preferred Stock, in which case such additional shares of Company Common Stock shall be considered shares resulting from the conversion of Series G Preferred Stock for purposes of this paragraph. Notwithstanding anything to the contrary in this Agreement, so long as shares of Series G Preferred Stock are outstanding at any time, the terms of this Section 6.16 shall remain in full force and effect and shall not be terminated without first obtaining the written consent of Buyer.”
     6. Amendment of Section 9.1. Section 9.1 of the Purchase Agreement is hereby amended by deleting such section in its entirety and by replacing it with the following:
     “9.1 Term.
          (a) Subject to Section 9.4 and Section 6.16, this Agreement shall commence on the Agreement Date and shall continue in full force and effect until the later of (a) the termination or expiration of the Option Period hereunder in accordance with the definition thereof (regardless of any suspension of the Option Period), and (b) the closing of a Qualified IPO Financing prior to the Restoration Date; provided, however, that the indemnity obligations set forth in Section 8 shall survive the expiration of the term of this Agreement and remain in effect for the period contemplated therein.
          (b) Notwithstanding anything to the contrary contained herein, but subject to Section 6.16 hereof, this Agreement may be terminated by the Company in the event that the Company Board has received a Superior Proposal after the date hereof and prior to the initial adoption and approval of the Merger Agreement and the transactions contemplated thereby by the Company Stockholders, and the Company Board has adopted a resolution determining to terminate this Agreement in accordance with this Section 9.1(b), provided, that such termination under this Section 9.1(b) shall not be effective until the Company has made payment of the fees and expenses required by Section 8.3(b) of the Merger Agreement.”
     7. Amendment of Section 10.3. The first sentence of Section 10.3 of the Purchase Agreement is hereby amended by deleting such sentence in its entirety and by replacing it with the following:
     “This Agreement, Amendment No. 1 to this Agreement, dated as of December 7, 2007, and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, provided, that subject to Section 6.15, nothing in this Agreement shall be deemed to supersede those certain Confidentiality Agreements, dated January 18, 2001 and March 16, 2004, between Buyer and the Company.”
     8. Restoration of Original Language upon the Restoration Date. Notwithstanding anything to the contrary herein, in the event that no Qualified IPO Financing has been closed prior to such date, from and after the Restoration Date, the amendments set forth in Sections 2 and 4 hereof shall have no further effect, and the language originally included in the sections of the Agreement referenced in such sections shall be restored in its entirety, as though never amended.
     9. No Other Amendments. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Purchase Agreement and this Amendment shall be read and construed together as a single agreement and the term “Purchase Agreement” shall henceforth be deemed a reference to the Purchase Agreement as amended by this Amendment.
     10. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.
     11. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.
     12. Counterparts. This Amendment may be executed in two or more counterparts and the signatures delivered by facsimile, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

     13. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
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     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives all as of the day and year written above.

Boston Scientific Corporation
By:	/s/ Jim Gilbert
	Name:	Jim Gilbert
	Title:	Executive Vice President and Group President, Cardiovascular

` REVA Medical, Inc.
By:	/s/ Robert K. Schultz
	Name:	Robert K. Schultz
	Title:	President

[Amendment 1 to Securities Purchase Agreement]

Exhibit A
Amendment No. 1 to Merger Agreement
Filed as separate exhibit to this Registration Statement.